Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the joint Registration Statements on Form S-3 (File Nos. 333-106553, 333-106553-01, 333-223555 and 333-223555-01) of Carnival Corporation and Carnival plc, the joint Registration Statements on Form S-8 (File Nos. 333-173465 and 333-173465-01) of Carnival Corporation and Carnival plc, the Registration Statement on Form S-3 (File No. 033-63563) of Carnival Corporation, the Registration Statements on Form S-8 (File Nos. 333-105672, 333-43885 and 33-51195) of Carnival Corporation and the Registration Statements on Form S-8 (File Nos. 333-124640 and 333-104609) of Carnival plc, of our report dated January 28, 2020, except with respect to our opinion on the consolidated financial statements insofar as it relates to effects of COVID-19, which have impacted the Company’s financial results and liquidity as discussed in Note 2, as to which the date is March 31, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/PricewaterhouseCoopers LLP
Miami, Florida
March 31, 2020